UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amended and Restated Limited Liability Company Agreement of CityCenter Holdings, LLC
Amendment No. 1 to the Sponsor Contribution Agreement
Amended and Restated Sponsor Completion Guarantee
     On April 29, 2009, MGM MIRAGE, a Delaware corporation (“Company”), through its wholly owned subsidiary Project CC, LLC, a Nevada limited liability company (“PCC”), and Infinity World Development Corp (“IW”), a Nevada corporation and an affiliate of Dubai World, entered into an Amended and Restated Limited Liability Company Agreement of CityCenter Holdings, LLC (the “Restated LLC Agreement”). The Restated LLC Agreement amended and restated that certain Limited Liability Company Agreement of CityCenter Holdings, LLC, dated August 21, 2007. In connection therewith, the Company also entered into (i) Amendment No. 1 dated April 29, 2009 (the “Contribution Amendment”), to that certain Sponsor Contribution Agreement dated October 31, 2008 (the “Contribution Agreement”), by and among the Company, CityCenter Holdings, LLC (“CityCenter”) and Bank of America, N.A., as the collateral agent for CityCenter’s senior secured credit facility, and (ii) the Amended and Restated Sponsor Completion Guarantee (“Restated Completion Guarantee”), dated April 29, 2009, which amended and restated that certain Sponsor Completion Guarantee, dated October 31, 2008, by and among the Company, CityCenter and Bank of America, N.A. The Contribution Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K dated October 31, 2008.
     Pursuant to the Restated LLC Agreement, PCC and IW will each continue to own a fifty percent (50%) interest in, and will serve as the sole members of, CityCenter. In addition, each of PCC and IW funded their remaining equity capital contribution commitments (the “Additional Equity Contributions”) of $224 million and $494 million, respectively, by delivering letters of credit. The Additional Equity Contributions took into account the $135 million previously contributed to CityCenter by PCC on IW’s behalf.
     Under the Restated LLC Agreement and the Restated Completion Guarantee, the Company has agreed to be responsible for: (i) completion costs to the extent net condominium proceeds are less than $243 million; and (ii) completion cost in excess of the current budget of approximately $8.5 billion. The Company’s obligations under the Restated Completion Guarantee are supported by a pledge of the assets constituting Circus Circus Las Vegas and certain other real property adjacent thereto. In addition, under the Restated LLC Agreement, if PCC and IW mutually agree to proceed with the completion of the Harmon Hotel, the Company has agreed to be responsible for all costs related to complete its construction in excess of $200 million (the “Maximum Harmon Cost”). If PCC and IW mutually agree to complete the Harmon Hotel on or after January 1, 2013, the Maximum Harmon Cost will be subject to increase by such amount to be agreed to by PCC and IW (the “Harmon Guaranty”).
     PCC will be entitled to receive up to $243 million of proceeds from sales of residential units to reimburse the Company for payments made by the Company under the Restated Completion Guarantee (but only to the extent such proceeds have not been used to fund construction costs). Subject to the foregoing, the first $494 million of partner distributions made by CityCenter will be made to IW, and the next $494 million in partner distributions made by CityCenter will be made to PCC. All subsequent distributions made by CityCenter will be made to PCC and IW on an equal basis.
     As a condition to the consummation of the CityCenter amended senior credit facility, the Restated LLC Agreement, the Contribution Amendment and the Restated Completion Guarantee, Dubai World and its affiliates have dismissed with prejudice its complaint against the Company and PCC, which was filed in the Delaware Chancery Court on March 22, 2009. In addition, the Company and Dubai World also exchanged mutual releases.
     The foregoing description of the Restated LLC Agreement, the Contribution Amendment and the Restated Completion Guarantee does not purport to be complete and is qualified in its entirety by the Restated LLC Agreement, the Contribution Amendment and the Restated Completion Guarantee filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated herein by reference herein.

Amendment No. 5 and Waiver
     The Company entered into Amendment No. 5 and Waiver (“Amendment No. 5”) dated April 29, 2009, to that certain Fifth Amended and Restated Loan Agreement (the “Fifth Loan Agreement”), as previously amended by that certain Amendment No. 1 dated September 30, 2008 (“Amendment No. 1”), that certain Amendment No. 2 and Waiver dated March 16, 2009 (“Amendment No. 2”), that certain Amendment No. 3 dated March 26, 2008 (“Amendment No. 3”) and that certain Amendment No. 4 dated April 9, 2009 (“Amendment No. 4”; the Fifth Loan Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, collectively, the “Loan Agreement”), by and among the Company, MGM Grand Detroit, LLC (“MGM Grand Detroit”), a Delaware limited liability company, as initial co-borrower, the lenders named in the signature pages thereto and Bank of America, N.A., as administrative agent. The Fifth Loan Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 were filed as an exhibit to the Company’s Current Report on Form 8-K dated October 10, 2006, an exhibit to the Company’s Current Report on Form 8-K dated September 30, 2008, an exhibit to the Company’s Current Report on Form 8-K dated March 16, 2009, an exhibit to the Company’s Current Report on Form 8-K dated March 26, 2009 and an exhibit to the Company’s Current Report on Form 8-K dated April 9, 2009, respectively, which Current Reports are incorporated herein by reference.
     Pursuant to Amendment No. 5, any non-compliance with the total leverage ratio covenant or interest charge coverage ratio covenant under the Loan Agreement with respect to the fiscal quarter ending March 31, 2009 will be waived through June 30, 2009. In addition, as a result of Amendment No. 5, the Company is permitted to make investments in CityCenter resulting from (i) the issuance of, and draws against, the $224 million letter of credit issued pursuant to Amendment No. 5 and the Loan Agreement, and on behalf of the Company for the benefit of CityCenter as the Company’s Additional Capital Contribution, (ii) any funding under the Restated Completion Guarantee and (iii) any funding with respect to the Harmon Guarantee. In addition, pursuant to Amendment No. 5, the Company is permitted, and has agreed, to utilize the assets of Circus Circus Las Vegas Hotel and Casino and certain undeveloped land to support the Company’s obligations under the Restated Completion Guarantee.
     Under Amendment No. 5, (i) up to $300 million of obligations under the Loan Agreement will be secured by the assets of Gold Strike Tunica and certain undeveloped land located in Las Vegas, Nevada, and (ii) all of the obligations of MGM Grand Detroit under the Loan Agreement (the “Detroit Obligations”) will be secured by the assets of the MGM Grand Detroit Hotel and Casino, in each case, subject to gaming and regulatory approval. In addition, the Company has agreed to cause, within 30 days of the date of Amendment No. 5, the Detroit Obligation to be no less than $450 million and, thereafter, to use its reasonable best efforts to cause the Detroit Obligations to be no less than $500 million.
     As a condition to the effectiveness of Amendment No. 5, the Company repaid $100 million of its outstanding borrowings under the revolving facility under the Loan Agreement, which amount is not available for reborrowing without the consent of the requisite lenders thereunder. In addition, in the event of a sale of MGM Grand Detroit Hotel and Casino, the Company has agreed to make further repayment of borrowings under the Loan Agreement from the proceeds of such sale, which repayment will not be subject to reborrowing without the consent of the requisite lenders thereunder.
     The Company paid a customary amendment fee to the lenders party to the Loan Agreement in connection with the execution of Amendment No. 5. In addition, the Company paid a separate customary fee to Banc America Securities LLC in consideration for arranging Amendment No. 5 and all prior amendments to the Loan Agreement.
     Certain of the lenders party to the Loan Agreement and their respective affiliates have in the past engaged in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they received customary fees, expense reimbursement or other payments.
     The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by Amendment No. 5 filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(a)      Not applicable.
(b)     Not applicable.
(c)     Not applicable.
(d)     Exhibits:

No.	Description

10.1	Amended and Restated Limited Liability Company Agreement of CityCenter Holdings, LLC, dated April 29, 2009, by and between Project CC, LLC and Infinity World Development Corp.

10.2	Amendment No. 1 to the Sponsor Contribution Agreement, dated April 29, 2009, among MGM MIRAGE, CityCenter Holdings, LLC and Bank of America, N.A.

10.3	Amended and Restated Sponsor Completion Guarantee, dated April 29, 2009, among MGM MIRAGE, CityCenter Holdings, LLC and Bank of America, N.A.

10.4	Amendment No. 5 and Waiver, dated April 29, 2009, by and among MGM MIRAGE, as borrower; MGM Grand Detroit, LLC, as co-borrower; the Lenders and Co-Documentation Agents named therein; Bank of America, N.A., as Administrative Agent; the Royal Bank of Scotland PLC, as Syndication Agent; Bank of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers; and Bank of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities Inc., as Joint Book Managers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: May 5, 2009	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10.1	Amended and Restated Limited Liability Company Agreement of CityCenter Holdings, LLC, dated April 29, 2009, by and between Project CC, LLC and Infinity World Development Corp.

10.2	Amendment No. 1 to the Sponsor Contribution Agreement, dated April 29, 2009, among MGM MIRAGE, CityCenter Holdings, LLC and Bank of America, N.A.

10.3	Amended and Restated Sponsor Completion Guarantee, dated April 29, 2009, among MGM MIRAGE, CityCenter Holdings, LLC and Bank of America, N.A.

10.4	Amendment No. 5 and Waiver, dated April 29, 2009, by and among MGM MIRAGE, as borrower; MGM Grand Detroit, LLC, as co-borrower; the Lenders and Co-Documentation Agents named therein; Bank of America, N.A., as Administrative Agent; the Royal Bank of Scotland PLC, as Syndication Agent; Bank of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers; and Bank of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities Inc., as Joint Book Managers.